                                                                    EXHIBIT 99.2

                               JOINT FILER INFORMATION

                Item                                 Information

Name:                                   WFC Holdings, LLC

Address:                                420 Montgomery Street
                                        San Francisco, CA 94104

Date of Event Requiring                 September 18, 2018
Statement (Month/Day/Year):

Issuer Name and Ticker or               PIMCO MUNICIPAL INCOME FUND III [PMX]
Trading Symbol:

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WFC HOLDINGS, LLC

                                           By:     /s/ George Wick
                                                 -------------------------------
                                           Name: George Wick
                                           Title: Designated Signer
                                           Date: September 20, 2018